UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53718	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Largo Drive South Stamford, CT	06907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 323-5161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On October 18, 2011, the Board of Directors of CTM Media Holdings, Inc. (the “Registrant”), in light of the Registrant’s cash position, determined to declare the payment of a cash dividend in the aggregate amount of approximately $500,000.  The dividend is expected to be paid following completion of the recently announced one-for-twenty reverse stock split and the per share amount is to be $1.20 per share after giving effect to the reverse split.  The dividend will be paid on or about January 16, 2012 to stockholders of record as of January 6, 2012 of the Registrant’s Class A common stock, Class B common stock and Class C common stock and is subject to successful consummation of the reverse split.   The declaration of the payment of the cash dividend is in furtherance of the previously disclosed approval of the Board of Directors of regularly quarterly dividends in the amount of approximately $0.06 per share.  The payment of future quarterly dividends is subject to confirmation by the Registrant’s management that there is sufficient surplus as of the proposed future payment dates and other circumstances existing at the relevant times.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will," “intend” or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by CTM Media Holdings, Inc. with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. CTM Media Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTM MEDIA HOLDINGS, INC.

By:	/s/ Marc E. Knoller
Name:	Marc E. Knoller
Title:	Chief Executive Officer

Dated: October 24, 2011

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